UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 15, 2011
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

555 Heritage Drive, Jupiter, Florida	33458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 904-6070

STEM CELL ASSURANCE, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 15, 2011, Stem Cell Assurance, Inc. (the “Company”) changed its name to BioRestorative Therapies, Inc. The name change was effected pursuant to a merger of the Company’s wholly-owned subsidiary, BioRestorative Therapies, Inc., into the Company (the “Merger”).  The subsidiary was incorporated solely for the purpose of effecting such name change, and the Merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.   The Company’s new website address is www.biorestorative.com.

In connection with the name change, the Company has been advised by the Financial Industry Regulatory Authority (FINRA) that the trading symbol for the Company’s common stock will change from “SCLZ” to “BRTX” thirty days following FINRA's announcement of the Company's symbol change.

Item 8.01.                     Other Events.

On August 17, 2011, the Company issued a press release (the “Press Release”) announcing the Company’s name change and prospective symbol change described herein.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 8.01.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.                     Financial Statements and Exhibits.

(d)	Exhibits

3(i)(a) 3(i)(b) 3(ii) 99.1
Articles of Merger, effective August 15, 2011, as filed with the Nevada Secretary of State
Articles of Incorporation, as amended
Amended and Restated Corporate By-Laws, effective August 15, 2011
Press Release, dated August 17, 2011, issued by Stem Cell Assurance, Inc. (now known as BioRestorative Therapies, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: August 17, 2011	By:	/s/ Mark Weinreb
Mark Weinreb Chief Executive Officer